Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-232105 on Form S-3, Registration Statement No. 333-249439 on Form S-3 and Registration Statement No. 333-233154 on Form S-8 of our report dated March 4, 2021 relating to the financial statements of Ranpak Holdings Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

March 4, 2021